Paradise Garden Development
Section 355, Allotment 22,
Goro-Kamaga Road, Gerehu
P.O. Box 3245, Boroko, NCD, PNG
Phone: 675-71255230
Email: vincentappo@gmail.com

Memorandum of Agreement (MOA)

This Memorandum of Agreement (this "MOA") is made for **5** years and entered into on this *Saturday 16th of May 2020* at March Girls Resort, Gaire, Rigo District, Central Province, PNG

BETWEEN Paradise Garden Development Ltd, a PNG company, **[PARTY 1]**,
Section 355 Allotment 22 Gerehu, NCD,
Papua New Guinea
[hereinafter referred to as the Company]

AND Senunu Kibira Landowners Group **[PARTY 2]**,
Senunu Village, Gaire
[hereinafter referred to as Landowners of the Senunu Timber Resource Owners]

AND Muiaha Clan **[PARTY 3]**,
Road junction to Urubaga Creek, Gaire
[hereinafter referred to as Access Road Landowners 1]

AND Gagi Female Clan **[PARTY 4]**,
Urubaga Creek to Varotobara creek, Gaire
[hereinafter referred to as Access Road Landowners 2]

AND Gagi Male Clan **[PARTY 5]**,
Varotobara creek to Senunu Land boundary start – Mt Kakahara,
Gaire
[hereinafter referred to as Access Road Landowners 3]

WHEREAS

1. Party 1 to provide equipment, machinery and manpower to harvest trees at **Senunu** Timber area owned by the **Senunu** Clan [Party 2] at **Senunu village,** Rigo District, Central Province.

2. Party 2 [Senunu Clan] agrees for Party 1 to harvest trees at Senunu Timber Area owned by themselves at Senunu village, Rigo District, Central Province.

3. Party 3 [Muiaha Clan] agrees to provide Party 1 road access to SenunuTimber project area and provide security along Access road from Road junction to Urubaga Creek. Party 3 also agree to provide logs and gravel where required along the access road for gravelling of the road and road crossings

4. Party 4 [Gagi Female clan] agrees to provide Party 1 road access to Senunu Timber project area and provide security along Access Road from Urubaga Creek to Senunu Elementary School. Party 4 also agree to provide logs and gravel where required along the access road for gravelling of the road and road crossings

5. Party 5 [Gagi Male clan] agrees to provide Party 1 road access to Senunu Timber project area and provide security along Access Road from Senunu Elementary School to Mt. Kakahara. Party 5 also agree to provide logs and gravel where required along the access road for gravelling of the road and road crossings

1. PURPOSE & SCOPE

The purpose of this Memorandum of Agreement is to set forth the terms and conditions, scope of work and responsibilities of the parties associated with their collaboration on the Logging project on the SENUNU VILLAGE.

Specifically, all parties will cooperate to develop the project known as the Logging Project at SENUNU CLAN.

The company and the Senunu clan, the principle landowners of Senunu Timber area have agreed and lodge an application to the Forestry Department for a Timber Authority permit be granted to allow logging activity on Senunu timber area. The permit has to be approved and granted TA-???. The TA allowed for 5000 cubic meters of round logs to be harvested per year.

2. BACKGROUND

The parties Paradise Garden Development Limited and Senunu Clan, the principle landowners of SENUNU TIMBER AREA have lodged an application for a Timber Authority in the area owned by Party [2].

3. [PARTY 1] RESPONSIBILITIES.

Paradise Garden Development Limited shall undertake the following activities under this MOA:-

a) Undertake Logging activities on the land of party [2] as per the Schedule 1 Sales and Purchase Agreement signed and filed with the PNG Forest Authority.

b) Upgrade of access roads to allow trucks from the junction to the SENUNU VILLAGE.

c) The access road will be regarded as PRIVATE ROAD and accessible ONLY by the company, Logging Project landowners and the Landowners along the project site road corridor.

d) Assist the parties/communities requests where we can so long as it doesn't interfere with operations.

5. **TERMS AND CONDITIONS.**

It is mutually understood and agreed by and between the parties that:-

1. Each party takes legal and financial responsibility for the actions of its respective employees, officers, agents, representatives and volunteers. Each party agrees to indemnify, defend and hold harmless the other to the fullest extent permitted by law from and against any and all demands, claims, actions, liabilities, losses, damages, and costs, including reasonable attorney's fees, arising out of or resulting from the indemnifying party's acts or omissions related to its participation under this Memorandum of Agreement, and each party shall bear the proportionate cost of any damages attributable to the fault of such party, its officers, agents, employees and independent contractors. It is the intention of the parties that, where fault is determined to have been contributory, principles of comparative fault will be applied.
2. In the event of a misunderstanding or dispute arising during the course of the operation between the Parties to this MOA than a written notice MUST be issued to the parties calling for a meeting between the parties to resolve the misunderstanding or the dispute
3. Where the principle landowners and the Access landowners decided to sabotage the operation by damaging the company equipment, harassing the company employees and STOPPING the Operation than the COST of constructing the Access road , Damaged equipment , River crossing and any community assisted projects be refunded in full before the company exited the area or if unable to refund the total cost than the company will harvest the logs to the value of the total cost before exiting the area

6. **ROYALTIES**

a) To be paid in accordance with the royalty rates based on the amended rate by the Minister of Forests effective as of 1st March, 2008. The rates apply to Kwila and all other species banned from round log export, pencil cedar and walnut and species in group 1,2,3 & 4 as negotiated and agreed to by the Resource landowners [Part 2] and the company.

b) Parties 3 & 4 will be paid royalties based on the total cubic meters of round logs harvested every month from the SENUNU TIMBER AREA and will be paid at a rate of K2.00 per cubic meter.

c) The royalty payments will start when the logs are harvested on the SENUNU TIMBER AREA and the log scaled sheets submitted for Forestry assessment and royalty calculations verified.

The parties shall each be solely responsible for any and all costs associated with their responsibilities under this MOA.

d) Royalties will be paid on the following month after the scaled sheets and calculations for royalties verified and confirmed by the forestry Department.

7. EFFECTIVE DATE AND SIGNATURE.

This Memorandum of Agreement shall be effective upon the date of the last party to sign this MOA below. The parties indicate agreement with this Memorandum of Agreement by their signatures below.

Party 1: Paradise Garden Development Limited

.... DATE 16/05/20

Vincent Appo, [Director]

Party 2: Senunu Kibira Landowners Group

.... DATE 16/5/20

Mirua Vahena, [Interim Chairman]

Party 3 : Muiaha Clan [Road Access 1 – Road junction to Urubaga Creek]

.... DATE 16/5/20

Sarua Giniso Mr, [Clan Chairman]

Party 4 : Gagi Female Clan [Road Access 2 – Urubaga Creek to Varotobara Creek

.... DATE 16/05/20

Mane Alani Mr, [Clan Chairman]

Party 5 : Gagi Male Clan [Road Access 3 –Varotobara Creek to Mt Kakahara]

.... DATE 16/05/20

Ebbie Apani Mr, [Clan Chairman]

The Common Seal of PARADISE GARDEN DEVELOPMENT (PNG) LIMITED